UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 7, 2011 (November 4, 2011)

ADVOCAT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 7, 2011, the Registrant announced its results of operations for the third quarter ended September 30, 2011. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information furnished pursuant to Item 2.02 herein, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 5.02. Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

(c) and (d) Kelly Gill

On November 4, 2011, the Company promoted Kelly Gill to Chief Executive Officer of Advocat and appointed him to the Board of Directors.

Mr. Gill, age 56, joined the Company as Chief Operating Officer in March 2010. Prior to joining the Company, Mr. Gill served as President of Hallmark Rehabilitation GP, LLC and Hospice Care of the West, subsidiaries of Skilled Healthcare Group, Inc. (NYSE: SKH). He joined Skilled Healthcare in March 2009 as Executive Vice President. From 2001 to 2008, Mr. Gill served as Chief Operating Officer of Outpatient Imaging Affiliates, a privately held diagnostic imaging healthcare-services organization focused on the development of state-of-the-art diagnostic imaging centers in partnership with hospitals, physicians and major academic institutions.

In connection with the promotion of Mr. Gill, the Company entered into an amendment to his employment agreement (the “Amendment”) with Mr. Gill effective November 4, 2011. The Amendment has a one year term and is automatically extended for additional one (1) year periods, unless either party gives notice thirty (30) days in advance, provides that Mr. Gill is the Chief Executive Officer and increases his base salary to $450,000. The Compensation Committee decided at the November 4, 2011 meeting to make Mr. Gill’s salary increase effective October 1, 2011.

In connection with Mr. Gill’s promotion, the Compensation Committee granted Mr. Gill options to purchase 50,000 shares of common stock. The exercise price will be equal to the closing price of the Company’s stock on November 10, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

99.1	Press Release dated November 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVOCAT INC.

By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: November 7, 2011

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated November 7, 2011.